Exhibit 10.1

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”), dated as of September 16, 2022, is entered into among Shanghai Highlight Media Co., Ltd., a PRC limited liability company (the “Target”), the sellers listed in Exhibit A (each a “Seller,” and collectively the “Sellers”) and Code Chain New Continent Limited, a company incorporated under the laws of the State of Nevada (“CCNC” or the “Buyer”). Capitalized terms used in this Agreement have the meanings given to such terms herein.

RECITALS

WHEREAS, Sellers own 100% equity interest in the Target; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Purchase and sale

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 2.01), Buyer shall issue 9,000,000 shares of common stock of the Buyer (“CCNC Shares”), valued at $0.25 per share, to the Sellers with individual amount set forth in the Exhibit A, in exchange for the Sellers’ agreement to enter into and cause the Target to enter into certain VIE Agreements (“VIE Agreements”) with Makesi Wulian Technology (Shanghai) Co., Ltd. (“WFOE”), an indirect subsidiary of the Buyer, to establish a VIE (variable interest entity) structure. Through the VIE Agreements, the Target will pay service fees to WFOE in the amount of 100% of the Target’s after-tax net income, while WFOE will be obligated to absorb all of losses of the Target. Under the generally accepted accounting principles in the U.S. (U.S. GAAP) and for account purposes, WFOE will treat the Target as a consolidated affiliated entity and will consolidate the financial results of the Target in the consolidated financial statements. The VIE Agreements shall consist of Technical Consultation and Service Agreement, Equity Pledge Agreement, Equity Option Agreement, and Voting Rights Proxy and Financial Supporting Agreement. This Agreement, the VIE Agreements and any other agreements, instruments, and documents required to be delivered in connection with this Agreement or at the Closing are collectively referred to as the “Transaction Documents”.

ARTICLE II
CLOSING

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on a date mutually agreed by the parties after the date all of the conditions described in Section 2.02 are met (the “Closing Date”).

Section 2.02 Conditions to Closing.

(a) The Buyer shall hold a special meeting of stockholder as soon as possible and a majority of holders of the common stock of the Buyer, who do not and will not have any interest in the transactions contemplated by this Agreement, shall approve the transaction contemplated herein.

(b) The Target, the Sellers and the Buyer shall obtain any and all regulatory approval as required in connection with the transactions contemplated by this Agreement

Section 2.03 Sellers Closing Deliverables. At the Closing, Sellers shall deliver to Buyer Copies of the VIE agreements executed by the Sellers and the Target.

Section 2.04 Buyer Closing Deliverables. At the Closing, the Buyer shall deliver to Sellers:

(a) the certificates evidencing the CCNC Shares, free and clear of all mortgage, pledge, lien, charge, security interest, claim, community property interest, option, equitable interest, restriction of any kind (including any restriction on use, voting, transfer, receipt of income, or exercise of any other ownership attribute), or other encumbrance (each, an “Encumbrance”), duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with all required share transfer tax stamps affixed thereto; and

(b) Copies of the VIE agreements executed by WFOE.

ARTICLE III
Representations and warranties of sellers

Each Seller represents and warrants to Buyer that the statements contained in this Article ARTICLE III are true and correct as of the date hereof. For purposes of this Article ARTICLE III, “Sellers’ knowledge,” “knowledge of Sellers,” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Sellers, after due inquiry.

Section 3.01 Organization and Authority of Sellers. The Sellers, if an entity, is a company duly organized and validly existing under the laws (as defined in Section 3.03) of the PRC. Each of the Sellers has full corporate power and authority to enter into this Agreement, the VIE Agreements and the other Transaction Documents to which Sellers are a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Sellers of this Agreement, the VIE Agreements and any other Transaction Document to which Sellers are a party, the performance by Sellers of its obligations hereunder and thereunder, and the consummation by Sellers of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Sellers. This Agreement, the VIE Agreements and each Transaction Document to which Sellers are a party constitute legal, valid, and binding obligations of Sellers enforceable against Sellers in accordance with their respective terms.

Section 3.02 Organizations, Authority, and Qualification of the Target. The Target is duly organized and validly existing under the Laws of the PRC and has full corporate power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as it has been and is currently conducted. The Target is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

Section 3.03 No Conflicts or Consents. The execution, delivery, and performance by Sellers of this Agreement, the VIE Agreements and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other governing documents of Sellers or the Target; (b) violate or conflict with any provision of any statute, law, ordinance, regulation, rule, code, treaty, or other requirement of any Governmental Authority (collectively, “Law”) or any order, writ, judgment, injunction, decree, determination, penalty, or award entered by or with any Governmental Authority (“Governmental Order”) applicable to Sellers or the Target; (c) require the consent, notice, or filing with or other action by any Person (defined below) or require any permit, license, or Governmental Order; (d) violate or conflict with, result in the acceleration of, or create in any party the right to accelerate, terminate, or modify any contract, lease, deed, mortgage, license, instrument, note, indenture, joint venture, or any other agreement, commitment, or legally binding arrangement, whether written or oral (collectively, “Contracts”), to which Sellers or the Target is a party or by which Sellers or the Target is bound or to which any of their respective properties and assets are subject; or (e) result in the creation or imposition of any Encumbrance on any properties or assets of the Target. “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

ARTICLE IV
Representations and warranties of Buyer

Buyer represents and warrants to Sellers that the statements contained in this Article ARTICLE IV are true and correct as of the date hereof. For purposes of this Article ARTICLE IV, “Buyer’s knowledge,” “knowledge of Buyer,” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Buyer, after due inquiry.

Section 4.01 Authorization; Binding Agreement. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (a) have been duly and validly authorized and (b) no other corporate proceedings, other than as set forth elsewhere in the Agreement, are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been, and shall be when delivered, duly and validly executed and delivered by the Buyer, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, and constitutes, or when delivered shall constitute, the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”)

Section 4.02 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of the Buyer is required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than (a) such filings as may be required in any jurisdiction in which such party is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization, (b) such filings as contemplated by this Agreement, (c) any filings required with Nasdaq with respect to the transactions contemplated by this Agreement, or (d) applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and/ or any state “blue sky” securities laws, and the rules and regulations thereunder.

Section 4.03 Non-Contravention. The execution and delivery by the Buyer of this Agreement and the consummation of the transactions contemplated hereby, and compliance with any of the provisions hereof, will not (a) conflict with or violate any provision of the Organizational Documents of such party (if any), (b) conflict with or violate any Law, Order or Consent applicable to such party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of such party under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material contract of such party.

Section 4.04 Issuance of the CCNC Shares. The issuance of the CCNC Shares is duly authorized and, upon issuance and payment in accordance with the terms of the Transaction Documents the CCNC Shares shall be validly issued, fully paid and non-assessable and free from all Encumbrance with respect to the issuance thereof.

ARTICLE V
Miscellaneous

Section 5.01 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 5.02 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

Section 5.03 Entire Agreement. This Agreement, the VIE Agreements and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the VIE Agreements or the other Transaction Documents, and any exhibits, the statements in the body of this Agreement will control.

Section 5.04 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 5.05 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 5.06 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, the other Transaction Documents, or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and county of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

Section 5.07 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Share Purchase Agreement as of the date first written above.

CCNC

Code Chain New Continent Limited

/s/ Wei Xu
Name:	Wei Xu
Title:	CEO and Chairman of the Board

THE TARGET

Shanghai Highlight Media Co., Ltd.

/s/ Hongxiang Yu
Name:	Hongxiang Yu
Title:	Executive Director

THE SHAREHOLDERS

Hongxiang Yu

/s/ Hongxiang Yu

Shuang Zhang

/s/ Shuang Zhang

EXHIBIT A

THE SELLERS

Name	CCNC Shares
Hongxiang Yu	6,300,000
Shuang Zhang	2,700,000
Total	9,000,000